Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this FORM 8-K/A, Amendment No. 1 to Current Report, of
A. O. Smith Corporation of our report dated February 2, 2001, November 27, 2001 and March 6, 2002, pertaining to State Industries, Inc. and Subsidiaries December 31, 2000 financial statements, appearing in this filing.



                                        /s/ Lattimore Black Morgan & Cain, PC



Brentwood, Tennessee
March 6, 2002